Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 26, 2024, with respect to the financial statements of Allspring Managed Account CoreBuilder Shares – Series M, one of the funds comprising Allspring Funds Trust, as of December 31, 2023, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts
April 22, 2024